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                          [BRADLEY ARANT LETTERHEAD]                 Exhibit 5.2

                                 March 29, 2005



Park-Ohio Industries, Inc.
23000 Euclid Avenue
Cleveland, Ohio 444117

Ladies and Gentlemen:

         We have acted as special Alabama counsel to Tocco, Inc., an Alabama corporation ("Tocco"), and Blue Falcon Travel, Inc., an Alabama corporation ("Blue Falcon" and, together with Tocco, the "Alabama Guarantors"), in connection with the proposed issuance and exchange (the "Exchange Offer") of up to $210,000,000 aggregate principal amount of the 8.375% Senior Subordinated Notes due 2014 (the "Exchange Notes") of Park-Ohio Industries, Inc., an Ohio corporation (the "Company") and the sole shareholder of each of the Alabama Guarantors, and the guarantee of the Exchange Notes pursuant to the Indenture (as defined below) and including the notation of Note Guarantees (as defined in the Indenture) (the "Exchange Guarantees" and, together with the Exchange Notes, the "Securities") registered under the Securities Act of 1933 (the "Securities Act") by the Company and the additional registrants identified on Exhibit A to this opinion, including the Alabama Guarantors (the additional registrants identified on Exhibit A are hereinafter referred to collectively as the "~3uaran~rs"), for an equal principal amount of the Company's outstanding 8.375% Senior Subordinated Notes due 2014 (the "Outstanding Notes") and the guarantee of the Outstanding Notes by the Guarantors (the "Outstanding Guarantees" and, together with the Outstanding Notes, the "Outstanding Securities"). The Outstanding Securities have been, and the Securities will be, issued pursuant to the Indenture, dated as of November 30, 2004, among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "Indenture").

         In connection with the opinions expressed herein, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to (1) an executed copy, certified or otherwise identified to our satisfaction, of the Indenture, and (2) a copy of the Registration Statement on Form S-4 relating to the Exchange Offer (the "Registration Statement"), certified or otherwise identified to our satisfaction, in the form proposed to be filed by the Company and the Guarantors with the Securities and Exchange Commission under the Securities Act. The Indenture and the Registration Statement are hereinafter referred to collectively as the "Transaction Documents".

         In addition to the Transaction Documents, we also have examined (i) the Articles of Incorporation of Tocco, as amended, filed with the Judge of Probate, Marshall County, Alabama, on December 31, 1974, as certified by the Judge of Probate, Marshall County, Alabama on November 16, 2004; (ii) the By-laws of Tocco, certified as true, complete and correct by the Secretary of Tocco; (iii) the Articles of Incorporation of Blue Falcon filed with the Judge of Probate, Marshall County, Alabama, on October 17, 1995, as certified by the Alabama Secretary


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Park-Ohio Industries, Inc.
March 29, 2005
Page 2


of State on November 1 6, 2004; and (iv) the By-laws of Blue Falcon, certified as true, complete and correct by the Secretary of Blue Falcon.

         In rendering the opinions hereinafter set forth, we have, with your permission and without investigation, relied on (i) resolutions of the directors and sole shareholder of each of the Alabama Guarantors with respect to the transactions contemplated by the Transaction Documents; (ii) the following certificates issued by governmental officials (collectively, the "Public Certificates"): (A) a Certificate of Existence for Tocco dated March 24, 2005, issued by the Secretary of State of the State of Alabama; and (B) a Certificate of Existence for Blue Falcon dated March 24, 2005, issued by the Secretary of State of the State of Alabama; and (iii) such certificates of officers or representatives of the Alabama Guarantors as we have deemed necessary or appropriate for the purposes of giving the opinions herein expressed.

         In addition, and without limiting the foregoing, we have, with your permission and without independent investigation, assumed the following in connection with the opinions rendered below:

                  (i) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to such original documents of all documents submitted to us as certified, conformed, photographic or telecopied copies;

                  (ii) the genuineness of all signatures and the legal capacity of each person signatory to any of the documents reviewed by us;

                  (iii) there are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture, the Securities or the Outstanding Securities; and

                  (iv) that the Public Certificates have been properly given and are accurate as of the date there of and as of the date of this opinion.

         Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

         1. Each of the Alabama Guarantors is a corporation existing under the laws of the State of Alabama, with the corporate power and authority to execute, deliver and perform the Exchange Guarantees.

         2. Each of the Exchange Guarantees of the Alabama Guarantors has been authorized by all necessary corporate action of each of the Alabama Guarantors.

         3. The Exchange Guarantees, when executed and delivered by each of the Alabama Guarantors in accordance with the terms of the Exchange Offer in exchange for the Outstanding


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Park-Ohio Industries, Inc.
March 29, 2005
Page 3


Guarantees of each of the Alabama Guarantors, will be validly issued by such Alabama Guarantors.

         The opinions rendered in paragraph (1) above with respect to the corporate existence of the Alabama Guarantors is based solely on the Public Certificates. No opinion is expressed herein as to the good standing of the Alabama Guarantors. In rendering the foregoing opinions, we have assumed that
(i) the Registration Statement will have become effective, (ii) the resolutions authorizing the Alabama Guarantors to issue the Securities will be in full force and effect at the time at which the Securities are issued, and (iii) all Securities will be issued in compliance with applicable federal and state securities laws.

         The opinions expressed herein are limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly state herein. In no way limiting the generality of the foregoing, no opinions are expressed herein as to the enforceability of any document or agreement, including, without limitation, the Securities and the Outstanding Securities. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement these opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. The opinions expressed herein are further limited in all respects to the laws of general application of the State of Alabama which, in our experience, are normally applicable to transactions of the type contemplated in the Transaction Documents. No opinion is expressed herein with respect to the laws of any other jurisdiction or to the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Alabama.

         This opinion is furnished solely for the benefit of the Company and the benefit of Jones Day (which is hereby entitled to rely on this opinion) in connection with the transactions contemplated by the Transaction Documents. No other person or entity shall be entitled to rely on this opinion without our express written consent in each instance. This opinion letter is not be quoted in whole or part or otherwise referred to, nor is it to be filed with or disclosed to any governmental agency or other person, without our prior written consent in each instance; provided, however, we consent to the Company's and the Guarantors' filing this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. By so consenting, we do not imply or admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,


                                              /s/ Bradley Arant Rose & White LLP




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                                   EXHIBIT A

                                                      STATE OR OTHER
                                                      JURISDICTION OF
                                                     INCORPORATION OR
                  NAME OF GUARANTOR                    ORGANIZATION
                  -----------------                    ------------
Ajax Tocco Magnethermic Corporation                           Ohio
ATBD, Inc.                                                    Ohio
Blue Falcon Travel, Inc.                                    Alabama
Columbia Nut & Bolt LLC                                       Ohio
Control Transformer, Inc.                                     Ohio
Donegal Bay Ltd.                                              Ohio
Feco, Inc.                                                  Illinois
Forging Parts & Machining Company                             Ohio
GAMCO Components Group LLC                                    Ohio
Gateway Industrial Supply LLC                                 Ohio
General Aluminum Mfg. Company                                 Ohio
ILS Technology LLC                                            Ohio
Integrated Logistics Holding Company                          Ohio
integrated Logistics Solutions LLC                            Ohio
Lallegro, Inc.                                              Delaware
Lewis & Park Screw & Bolt Company                             Ohio
Park Avenue Travel Ltd.                                       Ohio
Park-Ohio Forged & Machined Products .LLC                     Ohio
Park-Ohio Products, Inc.                                      Ohio
Pharmaceutical Logistics, Inc.                                Ohio
Pharmacy Wholesale Logistics, Inc.                            Ohio
PMC Industries Corp.                                          Ohio
PMC-Colinet, Inc.                                             Ohio
P-O Realty LLC                                                Ohio
POVI L.L.C.                                                   Ohio
Precision Machining Connection LLC                            Ohio
RB&W Ltd.                                                     Ohio
RB&W Manufacturing LLC                                        Ohio
Red Bird, Inc.                                                Ohio
Southwest Steel Processing LLC                                Ohio
Summerspace, Inc.                                             Ohio
The Ajax Manufacturing Company                                Ohio
The Clancy Bing Company                                  Pennsylvania
Tocco, Inc.                                                 Alabama
Trickeration, Inc.                                            Ohio
WB&R Acquisition Company, Inc.                           Pennsylvania


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